SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2014

Intellect Neurosciences, Inc.

(Exact Name Of Registrant As Specified In Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

333-128226	20-8329066
(Commission File Number)	(I.R.S. Employer Identification No.)

550 Sylvan Ave., Suite 101 Englewood Cliffs, New Jersey	07632
(Address of Principal Executive Offices)	(Zip Code)

(201) 608-5101

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 31, 2014, Intellect Neurosciences, Inc. (the “Company”) and Pfizer Inc. and Rinat Neuroscience Corp. (collectively, “Pfizer”) executed a Settlement Agreement (the “Settlement Agreement”) to resolve ongoing litigation in connection with In the matter of Intellect Neurosciences, Inc. v. Pfizer Inc. and Rinat Neuroscience Corp., Supreme Court for the State of New York, County of New York, Index No. 653320/2012 (the “Action”).

Pursuant to the terms of the Settlement Agreement, Pfizer agreed to pay the Company $1.2 million to settle the Action and to withdraw the IPR petition with respect to the associated Intellect patent filed by Pfizer with the USPTO on November 24, 2014. Each of the parties agreed to bear their own legal costs and attorneys’ fees. The Settlement Agreement constitutes a settlement of the disputed claims and is not in any way an admission of liability as to any claim, contention or cause of action.

The description of the Settlement Agreement in this Current Report on Form 8-K does not purport to be complete and shall be provided with the Company’s next periodic report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 6, 2015	INTELLECT NEUROSCIENCES, INC.

	By:	/s/ Elliot Maza
	Name:	Elliot Maza
	Title:	Chief Executive Officer